SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 FORM SB-2/A
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              (Amendment No. 1)
CROSS GENETIC TECHNOLOGIES, INC.
(Name of small business issuer in its charter)

     Virginia                    541511               54-203-0708
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(State of Incorporation)      (Primary Standard      (IRS Employer I.D. Number)
                               Industrial Classification Number)


       11921 Freedom Drive, Suite 550, Reston, VA  20190  (703) 925-5912
-------------------------------------------------------------------------------
        (Address and telephone number of principal executive offices)

              11921 Freedom Drive, Suite 550, Reston, VA  20190
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                   (Address of principal place of business)

McSweeney & Crump, P.C.,
11 South 12th Street, 5th Floor, Richmond, VA  23219,  (804) 783-6800
-------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)




     Approximate date of proposed commencement of sale to the public: From time to time after the Registration Statement becomes effective.


                       CALCULATION OF REGISTRATION FEE

Title of each class of  Amount of shares         Proposed maximum         Proposed maximum         Amount of
Securities to be        to be registered         offer price per unit     aggregate offering       registration fee
registered                                                                price
Common stock            11,008,000               $0.05                    $550,400                 $137.60

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       CROSS GENETIC TECHNOLOGIES, INC.
                            a Virginia Corporation
                              11,008,000 shares
                          common stock, no par value


     CROSS GENETIC Technologies, Inc. ("Cross Genetic") is hereby registering 11,008,000 shares of its common stock that have been issued and are outstanding to date. Eight Million (8,000,000) shares were issued to Cross Genetic's parent company in exchange for the payment of Cross Genetic's start-up costs. Three Million Eight Thousand (3,008,000) shares were sold to investors in a private placement offering that commenced on February 26, 2001. The termination date of the offering was June 30, 2001. The offering is a self-underwritten offering with no minimum. There are no minimum purchase requirements as a condition of the offering. As of June 30, 2001, the offering was fully subscribed and the net proceeds were $150,400.

     There is no public market for our common stock and we can give no assurance that a market will develop. Cross Genetic intends to file for listing on the OTC Bulletin Board.



                    THIS PROSPECTUS IS DATED JULY 12, 2001



                                 Offering                         Proceeds to
                                 Price                            Cross Genetic
Per Share                        $0.05                            $0.05
Total                            $150,400                         $150,400


(0)

These securities are speculative and investing in these securities common stock involves a high degree of risk. You should consider carefully the risk factors beginning on Page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                              Table of Contents
                              -----------------

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . . . .4
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Directors, Officers and Key Personnel
of the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Security Ownership of Certain Beneficial
Owners and Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . .6
Disclosure of Commission Position on
Indemnification for Securities Act Liabilities. . . . . . . . . . . . . . . . 7
Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Plan of Operation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Description of Property. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Certain Relationships and Related Transactions. . . . . . . . . . . . . . . .11
Market for Common Equity and Related
Stockholder Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Summary Compensation Table. . . . . . . . . . . . . . . . . . . . . . . . . .12
Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Changes in and Disagreements with Accountants
on Accounting and Financial Disclosures. . . . . . . . . . . . . . . . . . . 24
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Indemnification of Directors and Officers. . . . . . . . . . . . . . . . . . 24
Other Expenses of Issuance and Distribution. . . . . . . . . . . . . . . . . 25
Recent Sales of Unregistered Securities. . . . . . . . . . . . . . . . . . . 25
Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

                             Prospectus Summary

     The net proceeds received in the private placement offering will be employed to fund research and development activities to accelerate Cross Genetic's development of its software, and for working capital and other general corporate purposes. Investors who purchase shares of this offering should only do so for long-term investment purposes and must bear the risk of loss from this investment.


                                 The Company

     Cross Genetic Technologies, Inc. ("Cross Genetic") is a developmental stage biotechnology software company with its headquarters located in Reston, Virginia. The principal office of Cross Genetic is located at 11921 Freedom Drive, Suite 550, Reston, Virginia 20190 and its telephone number is (703) 925-5912. Cross Genetic currently has assets of $150,400 representing the funds raised from its private placement offering. Cross Genetic has no other assets. Cross Genetic raised $150,400 in an exempt private placement offering, where it offered 3,008,000 shares at a price of $0.05/share. Fifty-seven investors purchased shares in the fully subscribed offering. Cross Genetic intends to develop software and other computer products incorporating recent genomic discoveries to assist medical researchers in identifying gene targets for the development of novel therapeutic, vaccine and diagnostic products.


                                 Risk Factors

    The securities offered hereby are speculative in nature and involve a high degree of risk. You should not purchase these shares if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, prospective investors should consider carefully the following risk factors in evaluating Cross Genetic, our business prospects and an investment in our shares of common stock.

     Except for historical information, the information in this prospectus contains forward-looking statements about our expected future business and performance. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seek," and "estimates," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those express, implied or forecasted in the forward-looking statements. In addition, the forward-looking events discussed in this prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus.

     Lack of operating history and unproven business model.  Cross Genetic has
     -----------------------------------------------------
no operating history by which investors can evaluate its business and prospects. Cross Genetic was incorporated in February 2001 and has no operating history from which investors can evaluate its business and prospects. Our business model is new and unproven.

     Competition from pharmaceutical, biotechnology, and software companies
      ---------------------------------------------------------------------
that may develop similar products to ours.  Although Cross Genetic is unaware
-----------------------------------------
of any software products in development similar to Cross Genetic's, the company will face competition. This competition may come from other bio-software firms, or from potential client firms due to in-house software development. These potential competitors of Cross Genetic include pharmaceutical and biotechnology companies both in the United States and abroad. Universities and other non-profit research institutions and United States and foreign government-sponsored entities are conducting significant research to identify and sequence genes. Any of these organizations may realize the value of a bio-software product and opt to develop it in-house instead of outsourcing. Cross Genetic expects competition may increase in the foreseeable future, which may or may not impact the profitability of the company. Competitors may be developing technologies or products that may be similar or superior to ours. These competitors may have a better ability to market their products There can be no assurance that the products developed by others will not render the software products which Cross Genetic develops obsolete or uneconomical or result in products superior to any products developed by Cross Genetic, or that any product developed by Cross Genetic will be preferred to any existing or newly developed bio-software.

     We have no technology at present and we may not develop an effective and
      ------------------------------------------------------------------------
commercial genomic database technology.  Cross Genetic's strategy of
--------------------------------------
developing software to manage gene-sequencing data is unproven.  Cross
Genetic has not yet developed the software and may never develop software that is effective and commercially viable. There can be no assurance that Cross Genetic's approach to data-basing genomic data will assist clients in identifying specific genes that cause or predispose individuals to the diseases that are the targets of its gene discovery programs. Even if Cross Genetic is successful in developing a working database model to help identify specific human disease genes or sequencing the genomes of pathogens, there can be no assurance that these gene discoveries will lead to the development of commercial products.

     Expectation of losses.  Although management believes Cross Genetic and its
     ---------------------
software and services will be a profitable enterprise in the future, the company is in the developmental state and therefore anticipates experiencing future operating losses resulting primarily from research and development, recruitment and retention of key personnel.

     No agreements with partners and may not be able to enter any agreements or
     --------------------------------------------------------------------------
licensing arrangements.  At the present time, Cross Genetic has no agreements
----------------------
with other companies or organizations. Cross Genetic's strategy for development and commercialization of genome data software depends on the formation of various strategic collaborations and licensing arrangements with pharmaceutical and biotechnology development partners. There can be no assurance that Cross Genetic will be able to establish strategic collaborations or licensing arrangements that Cross Genetic deems necessary, that any such arrangements or licenses will be on terms favorable to Cross Genetic, or that future strategic collaborations or licensing arrangements will ultimately be successful. There can be no assurance that future collaborators will not pursue alternative technologies, or develop alternative products either on their own or in collaboration with others, including Cross Genetic's competitors, as a means for developing similar software.

     Limited financial resources and need for additional financing within next
      ------------------------------------------------------------------------
twelve months.  Other than the proceeds of this offering and possible future
-------------
revenues from sale of Cross Genetic's services, Cross Genetic does not, at this time and may not in the future, have any additional sources of funds, i.e., operating funds or significant credit arrangements, from which to pay the costs of its proposed operations. Cross Genetic does not expect any revenue in the next year while it is developing its software products. Although Cross Genetic believes that the funds raised in this offering will be sufficient for its short-term needs, the conduct of the company's business will require additional funds. Cross Genetic expects capital and operating expenditures to increase over the next several years as it increases its research and development activities. Cross Genetic may seek additional funds through public or private equity or debt offerings or additional strategic collaborations and licensing arrangements. There can be no assurance that capital from private and public offerings will be available or, if available, can be obtained on terms advantageous to Cross Genetic. If Cross Genetic is unable to raise sufficient capital either externally or from operations, Cross Genetic will not be able to sustain its operations.

     Uncertainty with bio-information software patents and proprietary rights.
     ------------------------------------------------------------------------
Cross Genetic does not currently hold any patents and there can be no assurance that Cross Genetic will be able to obtain patent protection on any software that it develops, and even if such patents are issued, the scope of the coverage or protection provided by any such patents is uncertain. Cross Genetic's commercial success will be dependent in part on its ability to obtain patent protection on gene database software, or the commercial produce discovered through its use. The current criteria for obtaining patent protection for genome products are currently unclear. Cross Genetic's strategy is to apply for patent protection upon the identification of unique software products and methods and pursue claims to these products.

     Dependence on key personnel and upon finding qualified employees.  Cross
     ----------------------------------------------------------------
Genetic's future prospects and financial conditions depend in large part on the continued services of its founder, Lino Novielli. Cross Genetic will be highly dependent on principal members of its senior management and key scientific and technical personnel, none of who is currently identified or hired by Cross Genetic. Cross Genetic's success is also dependent upon its ability to attract and retain additional qualified scientific, technical and managerial personnel. There can be no assurance that Cross Genetic will retain its key scientific, technical and managerial employees or that it will be able to attract, assimilate and retain such other highly qualified scientific, technical and managerial personnel as may be required in the future. The inability of Cross Genetic to successfully hire, train and retain such could significantly impact future operations and profitability of the company.

     Lack of industry experience or knowledge by management.   The current
     ------------------------------------------------------
management of Cross Genetic has no experience or specific training or education in the fields of software, genomic research or biology. The success of Cross Genetic will depend on the ability of the current management to identify and hire management personnel who have specific knowledge and experience to help guide the company in its proposed activities.

     No public market for shares.  At the present time, Cross Genetic's common
      --------------------------
stock is not eligible for trading on any stock exchange and there can be no guarantee that it will achieve listing on any such exchange. Cross Genetic intends to apply for listing on the OTC Bulletin Board but cannot guarantee that it will obtain such a listing.

     No assurance of profitability and no dividends.  Cross Genetic's limited
     ----------------------------------------------
operating history, lack of any revenue to date and the uncertainty of the market to whom the company plans to direct its services and products make any prediction of our future results of operations difficult or impossible. The company has had no earnings and paid no dividends to date and there are no plans for the payment of dividends in the foreseeable future.

     "Penny stock" risk.
     -------------------
Cross Genetic's stock will fall under the definition of a "penny stock" and thus trading in the stock is expected to be limited. A "penny stock" is any stock that trades at a price below $5 that is not on a national exchange. It is expected that trading in Cross Genetic's stock will be limited because broker-dealers are required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving "penny stocks." These disclosure requirements are burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving our common stock.


                               Use of Proceeds

The net proceeds to Cross Genetic from the sale of its common stock in the private placement offering were $150,400. In general, the net proceeds of the offering will be used for the following: To fund research and development activities to accelerate Cross Genetic's development of its genomics software, and for working capital and other general corporate purposes

                                  Offering Amount                 Percentage(1)
                                  ---------------                 -------------

Net Proceeds                      $150,400                        100%
     Research & Development       $ 40,000                         26.5%
     General Corporate Purposes
                Salaries          $ 40,000                         26.5%
                Travel            $ 12,000                          8%
                Office Rental     $ 22,000                         15%
                Administrative    $ 26,000                         17%
     Working Capital              $ 10,400                          7%
Total                             $150,400                        100%


(1) Comparison of the particular line item to the gross proceeds of the offering.

                       Determination of Offering Price

Prior to this offering, there has been no market for our securities. Accordingly, the offering price for the shares was determined solely by Cross Genetic. Among the factors considered in determining the offering price were our current financial condition, our future prospects, our management's background, and the general condition of the equity securities market.


                                   Dilution

Cross Genetic issued Eight Million (8,000,000) shares of its common stock to its parent company, Um Tean, Ltd. in exchange for $20,000 in startup costs. Thus, Um Tean received the stock of Cross Genetic at a price of $.0025/share. The price for the Three Million Eight Thousand (3,008,000) Cross Genetic shares sold in the private placement was $.05/share.

                             Plan of Distribution

The common stock offered in the private placement was offered and sold by
Cross Genetic as a self-underwritten offering with no minimum. There were no minimum subscription requirements as a condition of the offering. The offering commenced on February 26, 2001, and the termination date for the offering was June 30, 2001. As of June 30, 2001, the offering was fully subscribed and
3,008,000 shares were sold for a total of $150,400.   The common stock was
sold only for cash delivered by the subscriber upon acceptance. Cross Genetic will be reimbursed from the proceeds of the offering for its reasonable expenses incurred with respect to legal, accounting, printing, and similar costs and expenses and any requisite filing fees and attendant expenses. The expenses involved in the offering and this registration are approximately $25,737.60, including the registration fee of $137.60, $600.00 for printing of the offering circulars, $22,500.00 in legal and accounting fees, $1,500.00 of transfer agent fees, and approximately $1,000.00 of miscellaneous expenses.

Upon the completion of the private placement offering, the Company has 11,008,000 shares of common stock outstanding. Cross Genetic's stock will fall under the definition of a "penny stock" and thus trading in the stock is expected to be limited. A "penny stock" is any stock that trades at a price below $5 that is not on a national exchange. It is expected that trading in Cross Genetic's stock will be limited because broker-dealers are required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving "penny stocks." These disclosure requirements are burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving Cross Genetic's common stock

                              Legal Proceedings

Cross Genetic is not a party to any legal proceedings. Cross Genetic is not aware of any legal proceedings involving any director, director nominee, promoter or control person including criminal convictions, pending criminal matters, pending or concluded administrative or civil proceedings limiting one's participation in the securities or banking industries, or findings of securities or commodities law violations.


                    Directors, Officers and Key Personnel
                                of the Company

Officers and Directors
----------------------

     Cross Genetic's executive officers and directors are as follows:

Name               Age               Position                    Director Since
----               ---               --------                    --------------
Lino Novielli      37                Director, President and     February 2001
                                     Chief Executive Officer

     Each director serves for a term of one year and is elected at the annual meeting of shareholders. Cross Genetic's officers are appointed by the Board of Directors and hold office at the discretion of the Board.

     Lino Novielli. Mr. Novielli has been an investment consultant for over 12 years. He received a Bachelor of Science in economics from York University in Toronto in 1987. From October 1993 through July 2000, Mr. Novielli was an account executive at Gordon-Daly Grenadier Securities, a Toronto-based brokerage firm. His duties involved counseling clients in their investments and facilitating trades on their behalf. While at Gordon-Daly, Mr. Novielli was involved in the investment process of financing set-up, corporate organization, market research, corporate analysis, marketing, management, and sales negotiations. From August 2000 to the present, Mr. Novielli has acted as founder and CEO of Cross Genetic. This new venture is involved in the development and marketing of computer software for the biotechnology industry. Mr. Novielli is a member of The Canadian Securities Institute of Canada.

        Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 12, 2001, regarding the ownership of common stock by each person known by Cross Genetic to be the beneficial owner of more than five percent of Cross Genetic's outstanding common stock.

Title of                          Name and Address of                     Amount and     Percentage
Class                               Beneficial Owner                      Nature of      of Class
                                                                       Beneficial Owner
---------------------------------------------------------------------------------------------------
Voting                                UM Tean, Ltd.
Common                  701 North Green Valley Parkway, Suite 200          8,000,000                      73%
                                  Henderson, NV  89014

Voting                          Fairmount Solutions, Inc.                  1,000,000                       9%
Common                      Bank of America Tower, Suite 1340
                                    12 Harcourt Road
                                   Central Hong Kong


Voting                         Westmount Technologies, Ltd                 1,000,000                       9%
Common.                           121A, Des Voues Road
                                       Hong Kong

Voting                            Lynx Enterprises, Ltd                    1,000,000                       9%
Common                        12 Harcourt Road, Suite 2403
                                       Hong Kong


Mr. Lino Novielli is the sole shareholder of UM Tean, Ltd.

                          Description of Securities

Cross Genetic is authorized to issue 50,000,000 shares of common stock with no par value. The holders of common stock are entitled to one vote per share on all matters to be voted on by the shareholders and to receive ratably dividends when and as declared by the Board of Directors from funds legally available therefor. The company anticipates that any earnings will be retained for use in its business for the foreseeable future. In the event of a liquidation, dissolution or winding up of the company, holders of common stock are entitled to share ratably in all assets available for distribution to stockholders after payment of all liabilities. There are no preemptive, subscription, redemption or conversion rights relating to the common stock.
All outstanding shares of common stock are, and the shares sold by Cross Genetic in this offering will be, upon issuance and payment therefor, fully paid and non-assessable. The holders of common stock do not have cumulative voting rights, which means that the holders of more than one half of the outstanding shares can elect all of the directors.

             Disclosure of Commission Position on Indemnification
                        for Securities Act Liabilities

Cross Genetic may indemnify a person who is a party to an action, except an action by or in the right of the company, by reason of the fact that he is or was a director, officer, employee or agent of Cross Genetic, or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification covers expenses, judgments, fines and settlement payments incurred by the indemnified person in connection with the action if the person acted in good faith and in a manner believed to be in the best interest of Cross Genetic and had no reasonable cause to believe the conduct was unlawful. Cross Genetic may indemnify a person who was a party to an action in the right of the company to procure a judgment in its favor by reason of the fact that the person was a director, officer, employee or agent of Cross Genetic, or was serving at our request as a director, officer, employee or agent of another enterprise against the aforementioned expenses and costs if the person acted in good faith and in a manner the person reasonably believed to be in the best interest of Cross Genetic. However, Cross Genetic cannot indemnify a person where the person has been adjudged by an appropriate court to be liable to us unless the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity as the court deems proper. To the extent one of our directors, officers, employees or agents is successful on the merits of any of the aforementioned actions, we must indemnify them against expenses incurred in connection with their defense.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                           Description of Business

Cross Genetic Technologies, Inc. was incorporated on February 5, 2001, by filing and registering its articles with the Virginia State Corporation Commission. Cross Genetic's objective is to be a leading developer of bio-software utilizing genetic technology. Through collaboration with strategic partners, Cross Genetic intends to develop software and other computer products incorporating recent genomic discoveries to aid in the research and development of therapeutic products for the treatment of diseases, including cancer and cancer-related disorders. Cross Genetic's business will consist solely of developing and marketing computer software. This software will facilitate Cross Genetic's clients in their research for new disease treatments.

Competition.    The biotechnology industry is subject to intense competition.
------------
Cross Genetic's competitors in the United States and internationally are numerous and include, among others, pharmaceutical and biotechnology companies, universities and other research institutions, the United States-funded Human Genome Project and other government-sponsored entities. Additionally, other companies, including large biotechnology companies, have likely begun developing their own database software in-house. Potential competitors may be able to develop technologies that are as effective as, or more effective or easier to use that those to be offered by Cross Genetic, which could render Cross Genetic's future products noncompetitive or obsolete. Moreover, many of Cross Genetic's potential competitors have substantially greater financial, marketing, sales, distribution and technological resources than Cross Genetic. Such existing and potential competitors may also enjoy substantial advantages over Cross Genetic in terms of research and development expertise, manufacturing efficiency, name recognition, sales and marketing expertise and distribution channels. There can be no assurance that Cross Genetic will be able to compete successfully against current or future competitors. There is also no assurance that competition will not have a materially adverse effect on Cross Genetic's business, financial conditions and results of operations.

Cross Genetic believes that its ability to compete is dependent, in part, upon its ability to create and maintain advanced technology, the speed with which it can develop and update the software, as well as its ability to attract and retain qualified personnel. To effectively compete, Cross Genetic will also need to seek patent protection for its software products and secure sufficient capital resources for the expected eighteen-month time period between technological conception and commercial sales of software.

Industry.    The gene research industry undertakes to map the genetic code of
---------
humans in order to better understand and treat disease. The public sector initiative began in 1990 as the Human Genome Project, funded by the federal government and primarily utilizing facilities of government and educational institutions. The private sector, identifying the vast potential of gene research in the development of new drugs, has also committed resources to this research. This is done with a view towards being the first to discover proprietary treatments. Cross Genetic will market its software to these companies, who will have a need for fast and efficient software to collect and analyze the results of their research.

Customer base.    Cross Genetic's customer base will consist primarily of
--------------
medical researchers at pharmaceutical and biotechnology companies throughout the United States and abroad.

Current Status of the Company.    Cross Genetic is currently in its development
------------------------------
stage. Upon the acquisition of adequate financing, Cross Genetic plans to initiate an in-house research and development facility. Cross Genetic will assemble a scientific staff with a variety of complementary skills in a broad base of advanced research technologies, including oncology, immunology, cell biology and protein and synthetic chemistry. Cross Genetic will also recruit a staff of technical and professional employees to carry out the manufacturing of beta trial software. Currently, Cross Genetic has no employees.

Definitions of certain terminology are necessary for understanding Cross Genetic's business plans. The term "high-throughput sequencing," refers to the determination of the order of base sequences in a DNA molecule using high-speed equipment. The term "proprietary multiplex sequencing technology" means a sequencing approach that uses several pooled samples simultaneously, greatly increasing sequencing speed. "Positional cloning" is a technique used to identify genes, usually those that are associated with diseases, based on their location on a chromosome. "Bioinformatics" is the use of computer databases to organize and analyze biological data. Cross Genetic's goal is for its software to assist researchers in deriving useful medical discoveries from the identification and characterization of genes. Cross Genetic's commercial gene software strategy applies proprietary high-throughput multiplex DNA sequencing technology and positional cloning and bioinformatics capabilities in two principal areas, the discovery and characterization of (1) genes of infectious organisms ("pathogens") that are responsible for many serious diseases and (2) human disease genes.

Cross Genetic believes that genomic discoveries may lead to the development of novel therapeutics, vaccines and diagnostic products by it and its strategic partners. Cross Genetic is not aware of any government approvals required for the development and/or marketing of its software products.

Cross Genetic is not currently required to deliver an annual report to security holders, but the company will voluntarily send an annual report including audited financial statements to its shareholders. Cross Genetic is not currently required to file reports with the Securities and Exchange Commission ("SEC"). The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The public can access that site at http://www.sec.gov, and review any documents that Cross Genetic does file with
------------------
the SEC.

                              Plan of Operation

This prospectus contains forward-looking representations that involve certain risks and uncertainties. Cross Genetic's actual results could differ materially from the results discussed in the forward-looking representations.

Cross Genetic is a development stage company incorporated in the Commonwealth of Virginia. Cross Genetic will be solely in the business of developing and marketing computer software. There have been no affirmative steps taken in the development of the software to date. Upon initial funding, Cross Genetic plans to secure office space and hardware, hire software technicians, and begin researching and creating its software. Management believes that the funds received from the private placement offering are sufficient for its current plan in the short term, but expects that it may be necessary to raise additional funds within the next twelve months. Cross Genetic plans to finance its initial operations with a combination of equity and debt financing. Cross Genetic will also aggressively pursue any research grants and tax incentives for which it may be eligible. It is expected that the initial financing will be required to cover a period of approximately eighteen months, after which Cross Genetic expects to be able to fund operations from sales revenue.

In its first sixth months of operations, Cross Genetic plans to establish its main office in Reston, Virginia and hire an office manager. Cross Genetic plans to secure debt financing and submit applications for research grants from the government. Additionally, during this time period, Cross Genetic will acquire office furniture and equipment and hire a head research and development employee. During its first six months, Cross Genetic will acquire computer equipment and software, engage a technical support subcontractor and begin to develop a marketing campaign. Cross Genetic will begin attending trade shows and markets in order to meet potential clients and assess the competition.

During the first twelve months of operations, Cross Genetic intends to hire four research and development employees and two general office staff. During this time period, Cross Genetic will create its database model and load raw genome data into the computer model. Cross Genetic intends to refine the user interface for ease of use and test the software with sample data. Within the first twelve months of operations, Cross Genetic will launch its marketing campaign and exhibit at trade shows and markets to promote its products.
 During the twelve months of operations, Cross Genetic plans to hire approximately six additional employees.

Within eighteen months after beginning operations, Cross Genetic will refine its software based on numerous tests. During this time, Cross Genetic will perform prospective client trials and refine its software based on these trials. Cross Genetic expects to generate its first sales orders for its software within the first eighteen months of operations.

Cross Genetic plans to continually refine its software to keep pace with new technology and research methods. Cross Genetic will foster alliances with clients and other data suppliers for a potential data licensing business. Cross Genetic intends to collaborate with other companies and organizations that will use its software to assist their research that may lead to the development of new antibiotics which may prove to be less prone to the rapid development of resistance by pathogens or which may treat diseases for which existing therapies are deficient. In the past decade, a growing number of infections have been caused by pathogens that are becoming resistant to an increasing number of currently available antibiotics. Cross Genetic believes that it will be able to create software that will streamline gene research. With accelerating research, Cross Genetic's clients will be more likely to develop commercially viable drugs ahead of their competitors.

Cross Genetic's gene software development strategy will also involve the identification and characterization of human genes that are responsible for many serious diseases. Cross Genetic believes that the identification of specific human genes may provide important insights into the cause of certain diseases and facilitate the development of highly specific therapeutic and diagnostic products.

Cross Genetic's integrated technology platform will include data from high-throughput sequencing, positional cloning and bioinformatics. High-throughput sequencing uses proprietary multiplex sequencing technology which allows users to process multiple DNA samples simultaneously in a single mixture. Positional cloning uses proprietary multiplex genotyping technology to determine the chromosomal location of genes believed to be responsible for causing specific diseases. Cross Genetic intends to apply its bioinformatics capabilities, including the use of computers and proprietary software, to process, store and analyze the sequencing and positional cloning data generated by its gene discovery programs. These capabilities will permit research users to integrate and analyze genetic information from public genomic databases.

Cross Genetic's clients will use the company's software to organize and analyze gene research data. The software will be able to manage and compare data produced in-house by the client as well as data that is publicly available. Cross Genetic plans to continually refine these bioinformatics systems, focusing on four areas: upgrading and standardizing its bioinformatics hardware and software; developing enhanced data management systems; expanding its software engineering capabilities; and expanding its resources in computational molecular biology. Cross Genetic expects that these enhancements may result in more effective data management by allowing for higher-throughput sequencing, providing for smooth integration of laboratory automation, supporting more rapid analyses and comparison of genomic data and facilitating the identification of gene targets for the development of therapeutic, vaccine and diagnostic products. As part of its enhancement of its bioinformatics capabilities, Cross Genetic will place a significant portion of financial and human resources towards this activity.

As Cross Genetic's software matures, there will be a potential for Cross Genetic to enter into licensing agreements with companies that hold rights to specific research data. Cross Genetic could offer this proprietary data to clients with the software for an additional fee. Clients may find it more attractive to purchase specific data rather than attempting to generate it in-house. Cross Genetic is seeking collaborations with clinicians and academic researchers to obtain these rights. Cross Genetic believes that access to these resources will bolster its human gene discovery software programs and enable it to initiate additional software programs that are directed at human genes associated with significant diseases.

Cross Genetic plans to seek strategic collaborations with pharmaceutical and biotechnology companies for the development and commercialization of products based on Cross Genetic's computer software development. Cross Genetic generally expects to exclusively license to its partners all rights to therapeutic products and vaccines developed based on the particular genetic database licensed by Cross Genetic. In exchange, Cross Genetic expects to receive a combination of up-front license fees, research funding, milestone payments and royalty payments on product sales.

In addition to its strategy of forming collaborations with pharmaceutical and biotechnology companies, Cross Genetic will actively seek to participate in government sponsored genomics technology research programs. Cross Genetic believes that obtaining these grants and contracts from the United States government will add to Cross Genetic's genomics technology and enable the company to increase the number and enhance the expertise of its scientific personnel.


                           Description of Property

Cross Genetic does not currently own any real property nor lease any property. Cross Genetic is currently searching for office space in the Northern Virginia area.


                Certain Relationships and Related Transactions

Family Relationships. There are no family relationships among directors, executive officers or persons nominated or chosen by Cross Genetic to become officers or executive officers.

UM Tean, Ltd., a Nevada corporation is the parent company of Cross Genetic and owns seventy three percent (73%) of the common stock of Cross Genetic. Cross Genetic issued its common stock to UM Tean in exchange for $20,000 in startup costs advanced by UM Tean. Um Tean, Ltd. was formed on February 14, 2000 with the sole purpose of investing in and developing new ventures. Um Tean, Ltd. has never been engaged in the development of biotechnology software. Mr. Lino Novielli is the sole shareholder of Um Tean, Ltd.


           Market for Common Equity and Related Stockholder Matters

There is currently no public trading market for Cross Genetic's stock. There are no outstanding options or warrants to purchase, or securities convertible into, common equity of Cross Genetic. As of the date of this prospectus, there are fifty-eight (58) holders of record of Cross Genetic's common stock. Cross Genetic has never paid dividends on its common stock and plans to retain earnings for the foreseeable future to fund its operations.

                           Executive Compensations

The chart below sets forth the compensation of the key executives.

Summary Compensation Table

                                                                                        Long Term Compensation
-----------------------------------------------------------------------------------------------------------------------
                             Annual Compensation                            Awards                     Payouts
-----------------------------------------------------------------------------------------------------------------------
Name             Year     Salary       Bonus     Other Annual   Restricted     Securities &   LTIP      All
and Principal                                    Compensation   Stocks         Underlying     Payouts   Other
Position                                                             Awards    Options/ Sars            Compensation
                                                                               (#)
-----------------------------------------------------------------------------------------------------------------------
Lino Novielli
President and
Chief Executive
Officer          2001       $0          $0              $0             $0             $0          $0           $0

Retirement Plan
---------------

    Cross Genetic does not have a retirement plan at present, but intends to implement one once the company becomes profitable.

Employment Contracts, Termination of Employment,
------------------------------------------------
and Change in Control Agreements
--------------------------------
    At present, Cross Genetic has no employment contract with any of its employees.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

    Cross Genetic has no compensation committee; rather, Cross Genetic's Board of Directors performs the functions that would otherwise be performed by a compensation committee.

                             Financial Statements

INDEPENDENT ACCOUNTANTS.  The financial statements of Cross Genetic as of
-----------------------
February 6, 2001, have been audited by Stokes & Company, independent accountants, as set forth in their report, dated February 6, 2001. Stokes & Company is located at 1275 K Street, N.W., Suite 1201, Washington, D.C. 20005,
(202) 289-4700. For the two most recent fiscal years or any later interim period the principal independent accountant has not resigned (or declined to stand for reelection) or been dismissed.

The following financial statements for Cross Genetic are below as follows:

    i. Cross Genetic Technologies, Inc. Audited Financial Statements, February 6, 2001
    ii. Cross Genetic Technologies, Inc. Compiled Financial Statements, May 31, 2001

INDEPENDENT AUDITOR'S REPORT
Board of Directors and Stockholders
Cross Genetic Technologies, Inc.


We have audited the accompanying balance sheet of Cross Genetic Technologies, Inc. (a development stage enterprise) as of February 6, 2001 and the related statements of operations and retained deficit and cash flows for the period from inception (February 5, 2001) to February 6, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cross Genetic Technologies, Inc. as of February 6, 2001, and the results of its operations and cash flows for the initial period then ended, in conformity with generally accepted accounting principles.


STOKES & COMPANY, P.C.

February 6, 2001

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Balance Sheet
 February 6, 2001



 ASSETS                                                                   $               -
                                                                        ======================


 LIABILITIES                                                                              -
                                                                        ----------------------


 STOCKHOLDER'S EQUITY

    Common stock, no par value; 50,000,000 shares authorized;
        8,000,000 shares issued and outstanding (note C)                  $   20,000

    Deficit accumulated during development stage (note B)                           (20,000)
                                                                        ----------------------

        Total stockholder's equity                                                        -
                                                                        ----------------------

        Total liabilities and stockholder's equity                        $               -

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Statement of Operations and Retained Deficit
 From Inception (February 5, 2001) to February 6, 2001




 REVENUE                                                                  $               -


 Organization and start-up costs (note B)                                             20,000
                                                                        ----------------------

                        NET LOSS                                                    (20,000)

 RETAINED EARNINGS at beginning of period 	                                               -
                                                                        ----------------------

Deficit accumulated during development stage (note B)                     $         (20,000)
                                                                        ======================

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Statement of Cash Flows
 From Inception (February 5, 2001) to February 6, 2001





 CASH FLOWS FROM OPERATING ACTIVITIES (note C)                 $                          -
                                                                        ----------------------


 CASH FLOWS FROM INVESTING ACTIVITIES                                                     -
                                                                        ----------------------


 CASH FLOWS FROM FINANCING ACTIVITIES (note C)                                            -
                                                                        ----------------------


         NET INCREASE (DECREASE) IN CASH                                                  -

 CASH at beginning of period                                                              -
                                                                        ----------------------

 CASH at end of period                                                    $               -
                                                                        ----------------------

 RECONCILIATION OF NET LOSS
    TO NET CASH USED BY OPERATING ACTIVITIES
 Net loss                                                                 $         (20,000)
 Issuance of Common Stock in lieu of cash (note C)                                    20,000
                                                                        ----------------------

          NET CASH USED BY OPERATING ACTIVITIES                           $               -
                                                                        ======================

Cross Genetic Technologies, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements
From Inception (February 5, 2001) to February 6, 2001


NOTE A - NATURE OF ORGANIZATION

Cross Genetic Technologies, Inc., "the Company," is a wholly owned subsidiary of UM Tean, Ltd., and is organized and incorporated under the laws of the State of Virginia. The Company is a development stage, biotechnology software enterprise headquartered in Reston, Virginia. The Company intends to develop software and other computer products incorporating recent genomic discoveries to assist medical researchers in identifying gene targets for the development of novel therapeutic, vaccine, and diagnostic products. Um Tean, Ltd. is a Nevada corporation that was incorporated in 2000 solely as a holding company for future biotechnology software ventures and has had no other activities or operations to date.

NOTE  B - ACCOUNTING METHOD FOR START-UP ACTIVITIES

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 (Reporting on the Costs of Start-up Activities), which requires that such costs, as broadly defined in SOP 98-5, be expensed as incurred. The Statement is effective for years beginning after December 15, 1998. The Company has adopted SOP 98-5. At February 6, 2001, the Company had $20,000 of organization and start-up costs which, accordingly, it has expensed. The Company's fiscal year ends December 31, 2001.

NOTE C - ISSUANCE OF COMMON STOCK AS PAYMENT FOR COSTS OF FORMATION

On February 6, 2001, the Company issued 8,000,000 shares of Common Stock, valued at $20,000, to its parent corporation as payment for its organization and start-up costs.

                       Cross Genetic Technologies, Inc.
                       (A Development Stage Enterprise)
                             Financial Statements
                     From February 5, 2001 (Inception) to
                                 May 31, 2001

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Balance Sheet
 May 31, 2001


 ASSETS
    Cash                                                                  $           421
    Stock sale receivable (note D)                                                150,400
                                                                        ----------------------

         Total assets                                                     $       150,821
                                                                        ======================



 LIABILITIES
    Officer's loan                                                        $           500
                                                                        ----------------------


 STOCKHOLDERS' EQUITY

    Common stock, no par value; 50,000,000 shares authorized;
         11,008,000 shares issued and outstanding (notes C & D)                   170,400

    Deficit accumulated during development stage (note B)                            (20,079)
                                                                        ----------------------

         Total stockholders' equity                                               150,321
                                                                        ----------------------

         Total liabilities and stockholders' equity                       $       150,821
                                                                        ======================





See accompanying notes to financial statements

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Statement of Operations and Retained Deficit
 From February 5, 2001 (Inception) to May 31, 2001



 REVENUE                                                                 $                -
                                                                        ----------------------


EXPENSES
    Organization and start-up costs (note B)                                          20,000
   Check fees and bank service charges                                                    79
                                                                        ----------------------
                                                                                      20,079
                                                                        ----------------------

                             NET LOSS                                               (20,079)

 RETAINED EARNINGS at beginning of period                                                 -
                                                                        ----------------------

 Deficit accumulated during development stage (note B)                    $         (20,079)
                                                                        ======================









See accompanying notes to financial statements

CROSS GENETIC TECHNOLOGIES, INC.
 (A Development Stage Enterprise)
 Statement of Cash Flows
 From February 5, 2001 (Inception) to May 31, 2001




 CASH FLOWS FROM OPERATING ACTIVITIES                      $             (79)
                                                         ----------------------

 CASH FLOWS FROM INVESTING ACTIVITIES                                      -
                                                         ----------------------

 CASH FLOWS FROM FINANCING ACTIVITIES                                     500
                                                         ----------------------

         NET INCREASE (DECREASE) IN CASH                                   -

 CASH at beginning of period                                               -
                                                         ----------------------

 CASH at end of period                                     $              421
                                                         ======================


 RECONCILIATION OF NET LOSS
   TO NET CASH USED BY OPERATING ACTIVITIES

 Net loss                                                  $         (20,079)
 Issuance of Common Stock in lieu of cash (note C)                     20,000
                                                         ----------------------

         NET CASH USED BY OPERATING ACTIVITIES             $             (79)
                                                         ======================








See accompanying notes to financial statements

Cross Genetic Technologies, Inc.
(A Development Stage Enterprise)
Notes to Compiled Financial Statements
From February 5, 2001 (Inception) to May 31, 2001


NOTE A - NATURE OF ORGANIZATION

Cross Genetic Technologies, Inc., "the Company," is a wholly owned subsidiary of UM Tean, Ltd., and is organized and incorporated under the laws of the State of Virginia. The Company is a development stage, biotechnology software enterprise headquartered in Reston, Virginia. The Company intends to develop software and other computer products incorporating recent genomic discoveries to assist medical researchers in identifying gene targets for the development of novel therapeutic, vaccine, and diagnostic products. Um Tean, Ltd. is a Nevada corporation that was incorporated in 2000 solely as a holding company for future biotechnology software ventures and has had no other activities or operations to date.

NOTE  B - ACCOUNTING METHOD FOR START-UP ACTIVITIES

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 (Reporting on the Costs of Start-up Activities), which requires that such costs, as broadly defined in SOP 98-5, be expensed as incurred. The Statement is effective for years beginning after December 15, 1998. The Company has adopted SOP 98-5. At May 31, 2001, the Company had $20,000 of organization and start-up costs which, accordingly, it has expensed. The Company's fiscal year ends December 31, 2001.

NOTE C - ISSUANCE OF COMMON STOCK AS PAYMENT FOR COSTS OF FORMATION

On February 6, 2001, the Company issued 8,000,000 shares of Common Stock, valued at $20,000, to its parent corporation as payment for its organization and start-up costs.

NOTE D - ISSUANCE OF COMMON STOCK IN PRIVATE PLACEMENT OFFERING

On February 26, 2001, the Company tendered a private placement offering of 3,008,000 shares of its common stock at $.05 per share. All subscribed funds were held in escrow pending the close of the offer. The offer was fully subscribed by the end of May 2001 and shares of stock were transferred to the subscribers during May 2001. The escrowed funds were released to the company on June 1 and June 4, 2001. Accordingly, the Company has recorded a receivable of $150,400 pending the release of the escrowed funds.

                Changes in and Disagreements with Accountants
                   on Accounting and Financial Disclosures

There have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                               Dividend Policy

Cross Genetic has not paid any dividends on its common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors intends to follow a policy of retaining earnings, if any, to finance the growth of the company. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company's earnings, financial condition, capital requirements and other factors.


                               Legal Matters

The validity of the common stock being registered hereby will be passed upon for Cross Genetic by the Law Firm of Larson-Jackson, P.C. 1500 K Street, NW,
Suite 900, Washington, D.C.  20005   (202) 408-8180.

-------------------------------------------------------------------------------

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Virginia's corporate statute (Va. Code sec.13.1-601 (2001)) contains provisions regarding indemnification of officers, directors, employees, and agents. Some of these provisions are discretionary and some are mandatory. Where the person is acting within the scope of employment, the permissive provisions allow the small business issuer to indemnify a person in an action or proceeding except an action by right of the small business issuer. The indemnification may cover reasonable expenses incurred in connection with the proceeding if the person acted in good faith. Where the action is by right of the small business issuer, the company may indemnify a person who acts in good faith and within the scope of their employment as long as the person has not been adjudged liable to the small business issuer unless the court or similar body determines
such indemnification is fair.    The statute mandates indemnification of a
director, officer, employee or agent of the small business issuer who has succeeded on the merits or otherwise in defense of a proceeding in connection with a matter that falls within the indemnification provisions. In its charter provisions, and bylaws, Cross Genetic has not specifically provided for indemnification of its officers, directors, employees or agents, nor has Cross Genetic entered into contracts or other arrangements that insure or indemnify its controlling persons, directors or officers.

Item 25.  Other expenses of issuance and distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby:


         Registration Fee                             $        137.60
         Estimated Printing Expenses                  $        600.00
         Estimated Legal Fees and Expenses            $     20,000.00
         Estimated Accounting Fees and Expenses       $      2,500.00
         Estimated Blue Sky Fees and Expenses         $          0.00
         Estimated Transfer Agent Fees and Expenses   $      1,500.00
         Estimated Misc.                              $      1,000.00
         Total                                        $     25,737.60

Item 26. Recent sales of unregistered securities.

The following provides information of all sales of outstanding stock which were not registered under the Securities Act of 1933 during the last three years.

On February 6, 2001, Cross Genetic issued 8,000,000 shares of common stock to its parent company, Um Tean, Ltd. in exchange for startup costs totaling approximately $20,000.

Cross Genetic sold 3,008,000 shares of its common stock in a private placement offering dated February 26, 2001 for a total of $150,400 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), for transactions not involving a public offering. The offering was exempt under Rule 504 which exempts from registration offerings up to $1,000,000.


Item 27.  Exhibits.

3.1      Articles of Incorporation
3.2      Bylaws
5        Opinion re: Legality
24.1     Consent of Independent Certified Public Accountants
24.2     Consent of Counsel

Item 28.  Undertakings

The Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Washington, District of Columbia on July 12, 2001.

CROSS GENETIC TECHNOLOGIES,  INC.
By /s/ Lino Novielli

-------------------------------------------------------------------------------
President/ Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature                    Title                        Date
By /s/ Lino Novielli         President and Director,       July 12, 2001
Lino Novielli                Chief Executive Officer